EXHIBIT 11

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
S.Y. Bancorp, Inc. and Subsidiaries

                                          For the Three Months
                                          --------------------
                                             Ended March 31
                                          1998            1997
                                        ------          ------

BASIC

Average shares outstanding             3,288,972      3,273,017
                                       =========      =========
      Net income                      $1,897,000     $1,483,000
                                       =========      =========
      Per share                       $      .58     $      .45
                                       =========      =========

DILUTED

Average shares outstanding             3,288,972      3,273,017

Effect of assumed conversion
of stock options under treasury
stock method                             118,225        110,751
                                       ---------      ---------
                                       3,407,197      3,383,768
                                       =========      =========
      Net income                      $1,897,000     $1,483,000
                                       =========      =========
      Per share                       $      .56     $      .44
                                       =========      =========